SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2018

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

  ___________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 23, 2018, we have appointed Messrs. Patrick Spangler and Bryan Archambault as members of our Board of Directors.

Mr. Spangler currently serves as Chief Financial Officer of VigiLanz Corporation, a privately held firm in health care information technology. He brings more than 30 years of experience in the health care industry, executing domestic and international growth and exit strategies. He has helped lead high-performance, emerging growth firms, as well as large publically traded companies and has also served in the private equity sector successfully improving operational results with a broad array of portfolio companies. Prior to VigiLanz Corporation, he served as Executive Vice President and Chief Financial Officer of Healthland, Inc. an EHR Company serving the critical access hospital market; Epocrates (EPOC) which he took public in 2011 and was acquired by Athena Health, ev3 (EVVV) which he took public in 2005 and was acquired by Covidien, and EMPI (EMPI) which was acquired by Encore Medical (ENMC). Mr. Spangler holds a B.S. in accounting and an M.B.T. in business taxation from the University of Minnesota and a M. B. A. from the University of Chicago Booth Graduate School of Business. He currently is a member of the Board of Directors of Lifespace Communities Inc and previously served on the Board of Directors of Urologix Inc. (ULGX).

Mr. Archambault is currently the Chief Marketing Officer of greyhealth group and has been since 2010. He has a diverse background that started 20+ years ago in the sales and customer-marketing space. He brought that experience and insight to brand strategy and multichannel marketing for healthcare clients in biopharma, OTC and animal health. He does not serve on the boards of any other public companies.

Mr. Archambault will represent WPP, a strategic investor in our company, replacing Ms. Lynn O’Connor Vos in this role. Ms. Vos, who left her position as CEO of WPP’s subsidiary, greyhealth group, to become CEO of the Muscular Dystrophy Association, will remain on our Board of Directors, as now an independent director. Following these appointments, our Board of Directors will be comprised of six board members, with four serving as independent directors.

Aside from the foregoing, there were no arrangements or understandings between either Messrs. Spangler or Archambault and any other persons pursuant to which they were selected as members of our Board of Directors. There are no transactions in which either has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-K.

As non-employee directors, Mr. Spangler and Ms. Vos will be entitled to participate in our Director Compensation Plan.

Also, effective March 23, 2018, because of internal limitations on the size of our Board, Dr. Jack Pinney resigned as a member of our Board of Directors to make room for the new members. There was no known disagreement with Dr. Pinney on any matter relating to our operations, policies or practices. Dr. Pinney continues to serve on our Medical Advisory Board, which is now comprised of five leading physicians.

We have not yet selected committee members for our newly created audit committee and we are currently reassigning board members to serve on our other committees as a result of Mr. Pinney’s resignation. It is expected that Mr. Spangler will serve on the audit committee and that his education and financial experience make him qualified to serve as an audit committee financial expert under applicable Securities and Exchange Commission regulations.

We issued a press release on March 27, 2018 announcing the appointment of Messrs. Spangler and Archambault to our Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1.

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ITEM 8 – OTHER EVENTS

Item 8.01 Other Events

On March 23, 2018, our Board of Directors established and audit committee and adopted an Audit Committee Charter, a copy of which is attached hereto as Exhibit 99.2.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 27, 2018
99.2	Audit Committee Charter

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ Doug Baker
Doug Baker Chief Financial Officer

Date: March 27, 2018

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